Exhibit 99.1

The Manitowoc Company Reports Second-Quarter 2021 Results

•	Orders of $537.2 million
•	Net income of $17.9 million, or $0.50 per diluted share
•	Adjusted EBITDA(1) of $40.7 million, or 8.8% of net sales

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW), (the “Company” or “Manitowoc”) a leading global manufacturer of cranes and lifting solutions, today reported second-quarter net income of $17.9 million, or $0.50 per diluted share.  Second-quarter adjusted net income(1) was $21.2 million, or $0.60 per diluted share.

Net sales in the second-quarter increased 41% year-over-year to $463.6 million and were favorably impacted by $21.3 million from changes in foreign currency exchange rates.  Adjusted EBITDA(1) of $40.7 million, or 8.8% of net sales, increased $32.9 million over the prior year.

Second-quarter orders of $537.2 million increased $299.3 million, or 126% from the prior year.  On a currency neutral basis, orders increased by $277.9 million. Backlog as of June 30, 2021 totaled $736.1 million, an increase of 71% year-over-year, and an increase of 36% from December 31, 2020.

"I am very pleased with our performance in the quarter, particularly in June, as we were able to minimize the operational impact due to the cybersecurity incident.  I especially thank our IT team members for their tireless efforts in resolving this matter in such an expeditious fashion.  Demand for our products continued to exceed our expectations as we capitalized on a steadily improving market.  Our liquidity remains strong at $454 million, providing us with a strong balance sheet for the pending acquisition of the H&E Equipment Services’ crane business,” said Aaron H. Ravenscroft, President and Chief Executive Officer of The Manitowoc Company, Inc.

“As we previously mentioned, the second half of 2021 will present challenges on various fronts that our teams are proactively managing.  Rising inflation, supply chain shortages, and skilled labor constraints are headwinds that will be more impactful throughout the remainder of the year.  Despite these challenges, we continue to invest in our long-term strategy to grow the Company by executing our four strategic priorities,” concluded Ravenscroft.

Updated Full-Year 2021 Guidance

Manitowoc is updating its full-year 2021 guidance, which excludes any impact associated with the pending acquisition of the H&E Equipment Services’ crane business, as follows:

•	Revenue – approximately $1.775 to $1.825 billion;
•	Adjusted EBITDA – approximately $105 to $115 million;
•	Depreciation – approximately $38 to $42 million;
•	Interest expense – approximately $28 to $30 million;
•	Income tax expense – approximately $12 to $16 million, excluding discrete items; and
•	Capital expenditures – approximately $40 million.

Investor Conference Call

The Manitowoc Company will host a conference call for security analysts and institutional investors to discuss its second-quarter earnings results on Friday, August 6th, 2021, at 10:00 a.m. ET (9:00 a.m. CT). A live audio webcast of the call, along with the related presentation, published in conjunction with this press release, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. was founded in 1902 and has over a 118-year tradition of providing high-quality, customer-focused products and support services to its markets. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, and supports comprehensive product lines of mobile hydraulic cranes, tower cranes, lattice-boom crawler cranes and boom trucks under the Grove, Manitowoc, National Crane, Potain and Shuttlelift brand names.

Footnote

(1)Adjusted net income (loss), adjusted diluted net income (loss) per share, adjusted EBITDA, adjusted operating income (loss) and free cash flows are financial measures that are not in accordance with GAAP. For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•

The negative impacts COVID-19 has had and will continue to have on Manitowoc’s business, financial condition, cash flows, results of operations and supply chain, as well as customer demand. (including future uncertain impacts);

•	actions of competitors;
•	changes in economic or industry conditions generally or in the markets served by Manitowoc;
•

unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	changes in raw material and commodity prices;
•	geographic factors and political and economic conditions and risks;
•	the ability to complete and appropriately integrate acquisitions, divestitures, strategic alliances, joint ventures or other significant transactions;
•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•	government approval and funding of projects and the effect of government-related issues or developments;
•	unanticipated changes in the capital and financial markets;
•	unanticipated changes in revenues, margins and costs;
•	risks and factors detailed in Manitowoc's 2020 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and six months ended June 30, 2021 and 2020

(In millions, except per share data)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$463.6	$328.3	$817.9	$657.5
Cost of sales	373.2	279.9	659.1	545.9
Gross profit	90.4	48.4	158.8	111.6
Operating costs and expenses:
Engineering, selling and administrative expenses	63.6	49.7	121.3	105.6
Amortization of intangible assets	0.1	0.1	0.2	0.2
Restructuring (income) expense	—	0.2	(0.1)	1.7
Total operating costs and expenses	63.7	50.0	121.4	107.5
Operating income (loss)	26.7	(1.6)	37.4	4.1
Other income (expense):
Interest expense	(7.3)	(7.2)	(14.4)	(14.4)
Amortization of deferred financing fees	(0.3)	(0.3)	(0.7)	(0.7)
Other income (expense) - net	2.8	(2.9)	0.7	(6.9)
Total other expense - net	(4.8)	(10.4)	(14.4)	(22.0)
Income (loss) before income taxes	21.9	(12.0)	23.0	(17.9)
Provision for income taxes	4.0	0.7	8.2	2.6
Net income (loss)	$17.9	$(12.7)	$14.8	$(20.5)

Per Share Data
Basic income (loss) per common share	$0.51	$(0.37)	$0.42	$(0.59)

Diluted income (loss) per common share	$0.50	$(0.37)	$0.42	$(0.59)

Weighted average shares outstanding - basic	34,903,657	34,519,889	34,856,950	34,827,582
Weighted average shares outstanding - diluted	35,602,042	34,519,889	35,460,779	34,827,582

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

As of June 30, 2021 and December 31, 2020

(In millions, except share amounts)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$158.5	$128.7
Accounts receivable, less allowances of $8.4 and $8.5, respectively	233.7	215.1
Inventories — net	529.7	473.1
Notes receivable — net	12.3	13.6
Other current assets	38.4	35.5
Total current assets	972.6	866.0

Property, plant and equipment — net	282.8	294.3
Operating lease right-of-use assets	33.9	37.9
Goodwill	234.8	235.1
Other intangible assets — net	119.3	121.6
Other non-current assets	38.9	48.6
Total assets	$1,682.3	$1,603.5
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$415.2	$329.4
Short-term borrowings and current portion of long-term debt	3.7	10.5
Product warranties	47.2	50.2
Customer advances	21.0	25.5
Other liabilities	21.0	20.2
Total current liabilities	508.1	435.8
Non-Current Liabilities:
Long-term debt	300.0	300.4
Operating lease liabilities	25.2	28.4
Deferred income taxes	3.6	5.9
Pension obligations	88.9	89.3
Postretirement health and other benefit obligations	13.1	14.0
Long-term deferred revenue	32.0	32.4
Other non-current liabilities	55.2	53.8
Total non-current liabilities	518.0	524.2
Stockholders' Equity:
Preferred stock (authorized 3,500,000 shares of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 35,005,241 and 34,580,638 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	600.1	595.1
Accumulated other comprehensive loss	(109.5)	(97.5)
Retained earnings	231.7	216.9
Treasury stock, at cost (5,788,742 and 6,213,345 shares, respectively)	(66.5)	(71.4)
Total stockholders' equity	656.2	643.5
Total liabilities and stockholders' equity	$1,682.3	$1,603.5

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and six months ended June 30, 2021 and 2020

(In millions)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$17.9	$(12.7)	$14.8	$(20.5)
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Depreciation	9.7	9.1	19.7	18.1
Amortization of intangible assets	0.1	0.1	0.2	0.2
Amortization of deferred financing fees	0.3	0.3	0.7	0.7
Deferred income taxes	0.1	—	1.0	—
(Gain) loss on sale of property, plant and equipment	—	0.1	(0.1)	—
Net unrealized foreign currency transaction (gains) losses	(1.1)	2.7	(0.8)	5.8
Stock-based compensation expense	2.3	2.5	4.8	5.9
Other	3.6	—	3.6	—
Changes in operating assets and liabilities
Accounts receivable	(38.9)	(0.8)	(15.5)	(6.4)
Inventories	(2.7)	15.1	(62.2)	(73.4)
Notes receivable	1.6	3.0	3.9	5.6
Other assets	(16.8)	(7.5)	(11.4)	(12.2)
Accounts payable	32.0	(34.6)	85.4	(6.5)
Accrued expenses and other liabilities	0.8	2.5	5.6	(16.0)
Net cash provided by (used for) operating activities	8.9	(20.2)	49.7	(98.7)
Cash Flows from Investing Activities:
Capital expenditures	(7.4)	(4.4)	(15.4)	(8.0)
Proceeds from sale of fixed assets	0.1	—	0.1	0.1
Net cash used for investing activities	(7.3)	(4.4)	(15.3)	(7.9)
Cash Flows from Financing Activities:
Proceeds from revolving credit facility	—	50.0	—	50.0
Other debt - net	(7.0)	(1.0)	(7.8)	(1.5)
Exercise of stock options	4.4	—	5.2	0.1
Common stock repurchases	—	—	—	(12.0)
Net cash provided by (used for) financing activities	(2.6)	49.0	(2.6)	36.6
Effect of exchange rate changes on cash and cash equivalents	1.0	0.3	(2.0)	(1.0)
Net increase (decrease) in cash and cash equivalents	—	24.7	29.8	(71.0)
Cash and cash equivalents at beginning of period	158.5	103.6	128.7	199.3
Cash and cash equivalents at end of period	$158.5	$128.3	$158.5	$128.3

Non-GAAP Financial Measures

Non-GAAP Items

Adjusted net income (loss), adjusted diluted net income (loss) per share, adjusted EBITDA, adjusted operating income (loss) and free cash flows are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)
(in millions, except per share amounts)
	Three Months Ended June 30,
	2021			2020
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit	$90.4	$—	$90.4	$48.4	$—	$48.4
Engineering, selling and administrative expenses (1)	(63.6)	4.2	(59.4)	(49.7)	—	(49.7)
Amortization of intangible assets	(0.1)	—	(0.1)	(0.1)	—	(0.1)
Restructuring expense (2)	—	—	—	(0.2)	0.2	—
Operating income (loss)	26.7	4.2	30.9	(1.6)	0.2	(1.4)
Interest expense	(7.3)	—	(7.3)	(7.2)	—	(7.2)
Amortization of deferred financing fees	(0.3)	—	(0.3)	(0.3)	—	(0.3)
Other income (expense) - net	2.8	—	2.8	(2.9)	—	(2.9)
Income before income taxes	21.9	4.2	26.1	(12.0)	0.2	(11.8)
Provision for income taxes (3)	(4.0)	(0.9)	(4.9)	(0.7)	(3.7)	(4.4)
Net income (loss)	$17.9	$3.3	$21.2	$(12.7)	$(3.5)	$(16.2)

Diluted net income (loss) per share	$0.50		$0.60	$(0.37)		$(0.47)

(1)

The adjustment in 2021 represents the add back of a loss from the write-off of a long-term note receivable from the 2014 divestiture of the Company’s Chinese joint venture and one-time acquisition related costs.

(2)	Represents adjustments for restructuring expense.
(3)

The adjustment in 2021 represents the net income tax impact of item (1). The adjustment in 2020 represents the net income tax impact of item (2) and the removal of an income tax benefit related to the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”).

	Six Months Ended June 30,
	2021			2020
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit	$158.8	$—	$158.8	$111.6	$—	$111.6
Engineering, selling and administrative expenses (1)	(121.3)	4.6	(116.7)	(105.6)	—	(105.6)
Amortization of intangible assets	(0.2)	—	(0.2)	(0.2)	—	(0.2)
Restructuring income (expense) (2)	0.1	(0.1)	—	(1.7)	1.7	—
Operating income	37.4	4.5	41.9	4.1	1.7	5.8
Interest expense	(14.4)	—	(14.4)	(14.4)	—	(14.4)
Amortization of deferred financing fees	(0.7)	—	(0.7)	(0.7)	—	(0.7)
Other income (expense) - net (3)	0.7	0.6	1.3	(6.9)	—	(6.9)
Income (loss) before income taxes	23.0	5.1	28.1	(17.9)	1.7	(16.2)
Provision for income taxes (4)	(8.2)	(0.9)	(9.1)	(2.6)	(3.7)	(6.3)
Net income (loss)	$14.8	$4.2	$19.0	$(20.5)	$(2.0)	$(22.5)

Diluted income (loss) per share	$0.42		$0.54	$(0.59)		$(0.65)

(1)

The adjustment in 2021 represents the add back of a loss from the write-off of a long-term note receivable from the 2014 divestiture of the Company’s Chinese joint venture and one-time acquisition related costs.

(2)	Represents adjustments for restructuring income (expense).
(3)	The adjustment in 2021 relates to costs associated with a legal matter.
(4)

The adjustment in 2021 represents the net income tax impact of items (1), (2) and (3). The adjustment in 2020 represents the net income tax impact of item (2) and the removal of an income tax benefit related to the CARES Act.

Free Cash Flows
(In millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by (used for) operating activities	$8.9	$(20.2)	$49.7	$(98.7)
Capital expenditures	(7.4)	(4.4)	(15.4)	(8.0)
Free cash flows	$1.5	$(24.6)	$34.3	$(106.7)

Adjusted EBITDA and Adjusted Operating Income

The Company defines adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization, plus an addback of restructuring and certain other charges. The reconciliation of net income (loss) to EBITDA, and further to adjusted EBITDA and to adjusted operating income (loss) and operating income (loss) for the three and six months ended June 30, 2021 and 2020 and trailing twelve months, are summarized as follows. All dollar amounts are in millions:

	Three Months Ended June 30,		Six Months Ended June 30,		Trailing Twelve
	2021	2020	2021	2020	Months
Net income (loss)	$17.9	$(12.7)	$14.8	$(20.5)	$16.2
Interest expense and amortization of deferred financing fees	7.6	7.5	15.1	15.1	30.6
Provision for income taxes	4.0	0.7	8.2	2.6	22.7
Depreciation expense	9.7	9.1	19.7	18.1	38.8
Amortization of intangible assets	0.1	0.1	0.2	0.2	0.3
EBITDA	39.3	4.7	58.0	15.5	108.6
Restructuring (income) expense	—	0.2	(0.1)	1.7	5.2
Other non-recurring charges (1)	4.2	—	4.6	—	4.6
Other (income) expense - net (2)	(2.8)	2.9	(0.7)	6.9	2.4
Adjusted EBITDA	40.7	7.8	61.8	24.1	120.8
Depreciation expense	(9.7)	(9.1)	(19.7)	(18.1)	(38.8)
Amortization of intangible assets	(0.1)	(0.1)	(0.2)	(0.2)	(0.3)
Adjusted operating income (loss)	30.9	(1.4)	41.9	5.8	81.7
Restructuring (income) expense	—	(0.2)	0.1	(1.7)	(5.2)
Other non-recurring charges (1)	(4.2)	—	(4.6)	—	(4.6)
Operating income (loss)	$26.7	$(1.6)	$37.4	$4.1	$71.9

Adjusted EBITDA margin percentage	8.8%	2.4%	7.6%	3.7%	7.5%
Adjusted operating income (loss) margin percentage	6.7%	(0.4)%	5.1%	0.9%	5.1%

(1)

Other non-recurring charges for the three, six and trailing twelve months ended June 30, 2021 relate to one-time costs included in engineering, selling and administrative expenses in the Condensed Consolidated Statement of Operations primarily from a loss from a write-off on a long-term note receivable from the 2014 divestiture of the Company’s Chinese joint venture and one-time acquisition related costs.

(2)

Other (income) expense – net includes net foreign currency gains (losses), other components of net periodic pension costs, costs associated with legal matters and other miscellaneous items in the three, six and trailing twelve months ended June 30, 2021 and the three and six months ended June 30, 2020.

For more information:

Ion Warner

VP, Marketing and Investor Relations

+1 414-760-4805